FIRST AMENDMENT TO
LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


		This FIRST AMENDMENT TO LETTER OF CREDIT AND
REIMBURSEMENT AGREEMENT (this "First Amendment") is dated as of December 12, 1996, and entered into by and among HUNTWAY PARTNERS, L.P., a Delaware limited partnership ("Huntway"), SUNBELT REFINING COMPANY, L.P., a Delaware limited partnership ("Sunbelt"), and BANKERS TRUST COMPANY ("Bankers"), and is made with reference to that certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993 (the "Letter of Credit Agreement"), by and among the Huntway, Sunbelt and Bankers. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Letter of Credit Agreement or in the Intercreditor Agreement referred to below.


RECITALS

		WHEREAS, Huntway is a debtor and debtor in possession under chapter 11 of Title 11 of the United States
Code, having commenced a bankruptcy case on November 12, 1996;

		WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated
November 12, 1996 (the "Plan'), and on December 12, 1996, the Court confirmed the Plan;

		WHEREAS, the parties hereto desire to amend the Letter of Credit Agreement for the purpose of (i) providing that the commitment of Bankers to issue Letters of Credit under the Letter of Credit Agreement shall expire on December 31, 1997, (ii) providing that all letters of credit issued under the Postpetition DIP LC Agreement dated as of November 12, 1996 between Huntway, as debtor and debtor in possession, and Bankers Trust Company that remain outstanding on the Plan Effective Date shall be deemed to be letters of credit hereunder, (iii) revising certain definitions, covenants and events of default in the Letter of Credit Agreement to reflect the transactions under the Plan and (iv) making other revisions as set forth herein;

		WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto have entered into this Amendment;

		NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

I. 		Section 	AMENDMENTS TO THE LETTER OF CREDIT
AGREEMENT

A. 			Amendments to Article I:  Definitions

1. 			Section 1.01 of the Letter of Credit
Agreement is hereby amended by deleting the definitions of "Collateral," "Collateral Account Agreement," "Collateralized Note Indenture," "Commitment Termination Date," "Intercreditor Agreement," "Restructuring Agreement," "Security Documents," and "Senior Notes" therefrom in their entirety and substituting the following therefor:

	"Collateral" means all real and personal property of Huntway and Sunbelt on which a lien exists for the benefit of Bankers in its capacity as letter of credit issuer under this Agreement and the holders of the Senior Notes, subject to the terms of the Intercreditor
Agreement.

	"Collateral Account Agreement" means that certain
Collateral Accounts Security Agreement dated as of
December 12, 1996 by and among Huntway, Sunbelt and
Collateral Agent, as the same may be amended from time to time.

	"Collateralized Note Indenture" means that certain
Amended and Restated Collateralized Note Indenture dated as of December 12, 1996, by and between the Company and the Collateralized Note Indenture Trustee, pursuant to which the Senior Notes are issued, as it may be amended, amended and restated, supplemented or modified from time to time.

	"Commitment Termination Date" means (i) with respect to the IDB Letter of Credit, requests to extend or renew the IDB Letter of Credit and fees payable with respect thereto, December 31, 2005 and (ii) with respect to Letters of Credit, requests to issue, extend or renew Letters of Credit and fees payable with respect thereto, December 31, 1997.

	"Intercreditor Agreement" means that certain
Intercreditor and Collateral Trust Agreement dated as of December 12, 1996, by and among Bankers (in its capacity as issuer of Letters of Credit hereunder), the financial institutions named therein in their capacity as holders of Senior Notes, Fleet National Bank, as trustee under the Collateralized Note Indenture and Collateral Agent, as it may be amended, supplemented or modified from time to time.

	"Security Documents" means the Collateral
Documents (as such term is defined in the Intercreditor
Agreement), which create or perfect security interests for obligations under this Agreement and under the Collateralized Note Indenture.

	"Senior Notes" means the Senior Notes (Other) and the Senior Notes (Sunbelt IDB).

1. 			Section 1.01 of the Letter of Credit
Agreement is hereby further amended by adding the following definitions thereto, which shall be inserted in proper alphabetical order:

	"DIP Letter of Credit Agreement" means that certain Debtor-in-Possession Letter of Credit and Reimbursement Agreement between Huntway Partners, L.P., as debtor and debtor in possession, and Bankers Trust
Company.

	"DIP Letters of Credit" means all letters of credit issued under the DIP Letter of Credit Agreement.

	"Interest Drawing" means any drawing under the IDB
Letter of Credit for the purpose of paying interest coming due on the IDB Bonds. If any drawing under the IDB Letter of Credit is applied to the payment of both interest on the IDB Bonds and principal, premium and other amounts other than interest, it shall be deemed a Principal Drawing to the extent that such drawing is applied to the payment of principal, premium and amounts other than interest and an Interest Drawing to the extent proceeds of such drawing are applied to pay interest on the IDB Bonds.

	"Plan Effective Date" means the date that the Plan of Reorganization of Huntway, dated November 12, 1996, confirmed by the United States Bankruptcy Court for the District of Delaware on December 12, 1996, becomes effective.

	"Principal Drawing" means any drawing under the IDB Letter of Credit for the purpose of paying the principal, premium, if any or other amounts coming due and payable on the IDB Bonds, other than interest. If any drawing under the IDB Letter of Credit is applied to the payment of both interest on the IDB Bonds and principal, premium and other amounts other than interest, it shall be deemed a Principal Drawing to the extent that such drawing is applied to the payment of principal, premium and amounts other than interest and an Interest Drawing to the extent proceeds of such drawing are applied to pay interest on the IDB Bonds.

	"Senior Notes (Other)" means those certain 12%
Senior Secured Notes (Other) due 2006 issued by Huntway pursuant to the Collateralized Note Indenture
(including any secondary securities (as defined in the Collateralized Note Indenture) but excluding the Senior
Notes (Sunbelt IDB)) in the original aggregate principal amount of $14,400,000.00.

	"Senior Notes (Sunbelt IDB)" means those certain
12% Senior Secured Notes (Sunbelt IDB) due 2006 issued by Huntway pursuant to the Collateralized Note
Indenture in the original aggregate principal amount of $9, 100,000.

1. 			Section 1.01 of the Letter of Credit
Agreement is hereby further amended by deleting the definitions of "Priority Notes," 'Secondary Securities,"
"Subordinated Note Indenture," "Subordinated Notes,"
"Subordinated Notes (Other)," and "Subordinated Notes
(Sunbelt IDB)" therefrom in their entirety.

1. 			Section 1.01 of the Letter of Credit
Agreement is hereby further amended by deleting the phrase "Section 410(f)" from clause (xii) of the definition of "Permitted Liens' and substituting therefor the phrase "Section 410(g)".

A. 			Amendments to Article II:  Amount and
Terms of Letters of Credit

1. 			Section 2.01A of the Letter of Credit
Agreement is hereby amended by deleting the phrase
"Subordinated Note" therefrom and substituting therefor the phrase "Senior Note".

1. 			Section 2.01A of the Letter of Credit
Agreement is hereby further amended by adding the following paragraph to the end thereof:

	"Huntway, Sunbelt and Bankers agree that any DIP
Letters of Credit outstanding on the Plan Effective
Date shall for all purposes be deemed to have been issued under and pursuant to the terms of this Agreement, and all obligations of Huntway and Sunbelt under the DIP Letter of Credit Agreement that shall not have been paid in full on the Plan Effective Date shall be obligations of Huntway and Sunbelt hereunder.'

1. 			Section 2.01B of the Letter of Credit
Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

	"B.	Letter of Credit Commitment.

	(i)	Bankers' commitment to issue and amend
Letters of Credit pursuant to this Section 2.01 from
the Effective Date to and excluding the Commitment
Termination Date is herein referred to as its 'Letter
of Credit Commitment'.  The maximum aggregate amount of
the Letter of Credit Commitment of Bankers at any time
is $17,500,000 (the amount available pursuant to
Section 2.01D(i) at any date of determination being the
'Letter of Credit Commitment Amount') and the Letter of
Credit Commitment shall expire on the Commitment
Termination Date.  If Huntway requests an increase in
the Letter of Credit Commitment Amount as a result of
increases in the price of crude oil, Bankers shall
respond promptly to such request; provided that,
subject to the following sentence, Bankers shall accept
or deny such request in its sole and absolute
discretion.  To the extent Bankers agrees with such
request, no such increase shall become effective until
the consents required by Section 425 of the
Collateralized Note Indenture have been obtained
(provided that the Requisite Holders (as defined in
such indenture) may withhold such consent in their sole
and absolute discretion) and this Agreement has been
appropriately amended.  The aggregate face amount of
all Letters of Credit outstanding under this Agreement
shall not exceed the Letter of Credit Commitment
Amount.
	(ii)	Bankers agrees to extend the Stated
Termination Date of the IDB Letter of Credit from time to time from the Effective Date to and excluding the Commitment Termination Date in accordance with the terms thereof and hereof (the 'IDB Letter of Credit
Commitment'); provided that in no event shall Bankers amend the IDB Letter of Credit in a manner that would result in the IDB Letter of Credit having (x) a Stated
Termination Date later than the Commitment Termination
Date or (y) a Stated Termination Date more than 9 months after the date of its most recent amendment.
The IDB Letter of Credit shall not be included within the defined term 'Letter of Credit' and the amount available for drawing thereunder shall not be included in determining usage or availability of the Letter of Credit Amount. Sunbelt's obligation to reimburse
Bankers for any drawing under the IDB Letter of Credit has been assumed by Huntway pursuant to the Huntway
Assumption Agreement and is evidenced in part by the Senior Note (Sunbelt IDB) and in part hereby. No commission shall be payable hereunder with respect to the IDB Letter of Credit. Bankers agrees to surrender the Senior Note (Sunbelt IDB) (or, if any Senior Note
(Sunbelt IDB) has been previously exchanged for or converted into a Senior Note (Other), such Senior Note
(Other)) for cancellation or exchange for a Senior Note
(Sunbelt IDB) (or, if any Senior Note (Sunbelt IDB) has been previously exchanged for or converted into a Senior Note (Other), a Senior Note (Other)) of a lesser principal amount in accordance with the provisions of the Collateralized Note Indenture upon, in the case of an exchange, any reduction in the maximum amount available for drawing thereunder (other than as a result of a drawing thereunder) or upon, in the case of a cancellation, the expiration of the IDB Letter of Credit without any drawing having been made thereunder.-

1. 			Section 2.02(ii) of the Letter of Credit
Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

	"(ii)	Huntway hereby agrees to pay to Bankers
on the date that any Interest Drawing is honored under the IDB Letter of Credit, a sum equal to the amount of such drawing. If Huntway shall fail to reimburse
Bankers in full following any Interest Drawing in accordance with the immediately preceding sentence, Bankers shall be entitled to surrender the Senior Note
(Sunbelt IDB) for exchange under the Collateralized
Note Indenture for (a) a Senior Note (Other) dated the date of such drawing in a principal amount equal to the amount of the unreimbursed portion of such Interest
Drawing and (b) a Senior Note (Sunbelt IDB) dated the date of the Senior Note (Sunbelt IDB) surrendered for exchange in a principal amount equal to the principal amount of the Senior Note (Sunbelt IDB) surrendered for exchange minus the principal amount of the Senior Note
(Other) received pursuant to clause (a) of this Section
2.02(ii). Promptly after any Principal Drawing under the IDB Letter of Credit, Bankers shall surrender the Senior Note (Sunbelt IDB) for exchange under the Collateralized Note Indenture for (x) a Senior Note
(Other) dated the date of such Principal Drawing in a principal amount equal to the amount of such drawing and (y) a Senior Note (Sunbelt IDB) dated the date of the Senior Note (Sunbelt IDB) surrendered for exchange in a principal amount equal to the principal amount of the Senior Note (Sunbelt IDB) surrendered for exchange minus the principal amount of the Senior Note (Other) received pursuant to clause (x) of this Section
2.02(ii)."

A. 			Amendments to Article IV:
Representations and Warranties

1. 			Section 4.01(h) of the Letter of Credit
Agreement is hereby amended by deleting each reference to the phrase "December 31, 1992" therefrom and substituting therefor the phrase "December 31, 1995".

A. 			Amendments to Article V: Covenants

1. 			Section 5.01 of the Letter of Credit
Agreement is hereby amended by adding thereto new clauses
(d) and (e) as follows:

	"(d)	Promptly after each payment by Huntway in
respect of the Senior Notes (Sunbelt IDB) pursuant to
Section 3.07(d) or 3.07(e) of the Collateralized Note
Indenture and each redemption (whether in whole or part) of the Senior Notes (Sunbelt IDB) pursuant to
Article 10 of the Collateralized Note Indenture,
Sunbelt will direct the trustee under the IDB Indenture to redeem Sunbelt Bonds in an aggregate principal amount equal to the amount of such payment or redemption.

	(e)	Without limiting the generality of Section
409 of the Collateralized Note Indenture, the Company will not merge or be consolidated with or transfer substantially all of its business, property and assets to a corporation unless (i) such corporation has at the time of such merger, consolidation or transfer no liabilities other than those transferred to it by the Company, (ii) on or before such merger, consolidation or transfer, such corporation shall assume all obligations of the Company hereunder and under the Collateral Documents (as 'Collateral Documents' is defined in the Intercreditor Agreement) pursuant to an assumption agreement in form and substance satisfactory to Bankers and (iii) on or before such merger, consolidation or transfer, the definitions, covenants and other provisions of this Agreement shall have been amended in order to provide Bankers with the same scope and degree of protections hereunder after such merger, consolidation or transfer that would exist hereunder had such merger, consolidation or transfer not occurred."

1. 			Section 6.01(xv) of the Letter of Credit
Agreement is hereby amended deleting it in its entirety and substituting the following therefor:

	"(xv) the General Partner and the Special General
Partner shall cease to be the sole general partners of Huntway or Huntway shall cease to be the Sunbelt
Managing General Partner; provided, that the General
Partner and the Special General Partner shall not be required to be general partners of Huntway if Huntway shall convert to corporate form in accordance with the terms of that certain letter agreement dated July 22, 1996 by and among Huntway Partners, L.P., Bankers Trust
Company, Huntway Holdings, L.P., Massachusetts Mutual
Life Insurance Company, Mellon Bank, N.A., as Trustee,
Oppenheimer & Co., Inc., for itself and as agent, First
Chicago Equity Corporation and Madison Dearborn
Partners III."

A. 			Amendments to Article VI:  Events of
Default

1. 			Section 6.02 of the Letter of Credit
Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

		"SECTION 6.02.  Upon an Event of Default.

	(a)	If an Event of Default described under
Section 6.01(viii) or 6.01(ix) occurs, any and all Obligations (i) then owing or (ii) which would become owing upon a drawing of any amount available under any Letter of Credit or the IDB Letter of Credit
(including, without limitation, the obligation to exchange the Senior Note (Sunbelt IDB) for a Senior
Note (Other) in a like amount) shall automatically become due and payable (and such exchange of Senior
Notes (Sunbelt IDB) for Senior Notes (Other) shall be accomplished by an automatic conversion) and the Commitment of Bankers to issue or amend any Letters of Credit or the IDB Letter of Credit shall be automatically terminated. Any amounts described in clause (ii) above when received by Bankers shall be delivered to the Collateral Agent pursuant to the Collateral Account Agreement as cash collateral for the Obligations and for the Senior Notes, as required by the Intercreditor Agreement.

	(b)	If any Event of Default ;hall have occurred
and be continuing (including under Section 6.01(viii) or 6.01(ix) with respect to clause (iii) below), Bankers may, in its sole discretion, but shall not be obligated to, (i) by notice to Huntway and Sunbelt, declare the Commitment of Bankers to issue or amend any Letters of Credit or the IDB Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare any and all Obligations (x) then owing and (y) which would become owing upon a drawing of any amount available under any Letter of Credit or the IDB Letter of Credit (including, without limitation, the obligation to exchange the Senior Note
(Sunbelt IDB) for a Senior Note (Other) in a like amount) to be immediately due and payable, or (iii) exercise any other remedy available to it at law, in equity or otherwise. Any amounts described in clause
(y) above when received by Bankers shall be delivered to the Collateral Agent pursuant to the Collateral
Account Agreement as cash collateral for the Obligations and for the Senior Notes, as required by the Intercreditor Agreement."

A. 			Amendments to Article VII:
Miscellaneous

1. 			Section 7.02 of the Letter of Credit
Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

	"SECTION 7.02. Notice, Etc. All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing
(including telex or facsimile notice with telephonic confirmation) and mailed, sent or delivered, if to Huntway or Sunbelt at 25129, The Old Road, Suite 322,
Newhall, California 91381, to the attention of the Chief Financial Officer, and in the case of telecopy to telecopy no.: (805) 286-1588; if to Bankers, in the case of deliveries or mailings, at its address at One
Bankers Trust Plaza, Mail Stop 2283, 130 Liberty
Street, 28th Floor New York, New York, 10006 and in the case of telecopy, to telecopy no.: (212) 669-1575, in each case Attention: Carl O. Roark, Managing Director, or, as to each party, to such other Person and/or at such other address or number as shall be designated by such party in a written notice to each other party.
All such notices and communications shall be effective when mailed or sent, addressed as aforesaid, except that notices to Bankers pursuant to the provisions of
Article II shall not be effective until received by Bankers. Notices of any Potential Event of Default shall be sent by Huntway or Sunbelt to Bankers by telex or telecopy (with immediate telephonic confirmation)."

I. 		Section 	CONDITIONS TO EFFECTIVENESS

		Section 1 of this Amendment shall become effective only upon the satisfaction of the following condition precedent (the date of satisfaction of such condition(s) being referred to herein as the "First Amendment Effective
Date"):

1. 			On or before the First Amendment
Effective Date, each of the conditions precedent to the effectiveness of the Plan (other than effectiveness of this Amendment) shall have been satisfied or duly waived.

I. 		Section 	MISCELLANEOUS

1. 			Reference to and Effect on the Letter of
Credit Agreement and Modified Documents.

a) 		On and after the First Amendment Effective
Date, each reference in the Letter of Credit Agreement to "this Agreement", 'hereunder', "hereof", "herein" or words of like import referring to the Letter of Credit Agreement, and each reference in the Restructured Documents to the "Letter of Credit Agreement", "thereunder", "thereof" or words of like import referring to the Letter of Credit
Agreement shall mean and be a reference to the Letter of Credit Agreement as amended by this Amendment (the "Amended
Agreement").

a) 		Except as specifically amended by this
Amendment, the Letter of Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

1. 			Headings.  Section and subsection
headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

1. 			Applicable Law.  THIS AMENDMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

1. 			Waiver of Jury Trial.  EACH PARTY HERETO
HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL
OF ANY CLAIM OR CAUSE OR ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY DEALINGS BETWEEN OR AMONG THEM
RELATING TO THE SUBJECT MATTER OF THE TRANSACTION
CONTEMPLATED HEREBY AND THE RELATIONSHIP BEING ESTABLISHED.
The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court that relate to the subject matter of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Amendment and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT
MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS
WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS
AND RESTATEMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO
THIS AMENDMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS
RELATING TO EXTENSIONS OF CREDIT PURSUANT TO THIS AGREEMENT.
In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

1. 			Counterparts.  This Amendment may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument, signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section I hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each of the parties hereto of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]


		IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


BANKERS TRUST COMPANY


By:
Title:

HUNTWAY PARTNERS, L.P.

By:	HUNTWAY MANAGING PARTNER, L.P.,
its Managing General Partner

	By:	The Huntway Division
of Reprise Holdings, Inc.,
its sole General Partner

		By:
		Title:


By:	HUNTWAY HOLDINGS, L.P.,
its Special General Partner

	By:	The Huntway Division
of Reprise Holdings, Inc.,
its sole General Partner

		By:
		Title:

SUNBELT REFINING COMPANY, L.P.

By:	HUNTWAY PARTNERS, L.P.,
its sole General partner

	By:	The Huntway Division
of Reprise Holdings, Inc.,
its sole General Partner

		By:
		Title:



		IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


BANKERS TRUST COMPANY


By:
Title:

HUNTWAY PARTNERS, L.P.

By:	HUNTWAY MANAGING PARTNER, L.P.,
its Managing General Partner

	By:	The Huntway Division
of Reprise Holdings, Inc.,
its sole General Partner

		By:
		Title:


By:	HUNTWAY HOLDINGS, L.P.,
its Special General Partner

	By:	The Huntway Division
of Reprise Holdings, Inc.,
its sole General Partner

		By:
		Title:

SUNBELT REFINING COMPANY, L.P.

By:	HUNTWAY PARTNERS, L.P.,
its sole General partner

	By:	The Huntway Division
of Reprise Holdings, Inc.,
its sole General Partner

		By:
		Title:






ASCII.WPD


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